                                                                     EXHIBIT 3.1




                                    CHARTER


                                      of

                     E. I. DU PONT DE NEMOURS AND COMPANY
                     ------------------------------------




                                    DUPONT




                    Incorporated Under The Laws of Delaware

                                    CHARTER

                                      of

                     E. I. DU PONT DE NEMOURS AND COMPANY


                                    DUPONT

                    Incorporated Under The Laws of Delaware

                              AUTHORIZED CAPITAL

Preferred Stock .............................. 23,000,000 Shares No. Par Value
Common Stock ................................. 900,000,000 Shares $.60 Par Value

                           -------------------------
        Original Certificate                Filed September 4, 1915
        Certificate of Amendment            Filed December 4, 1922
        Certificate of Amendment            Filed June 19, 1925
        Certificate of Amendment            Filed October 27, 1926
        Certificate of Amendment            Filed January 19, 1929
        Certificate of Amendment            Filed April 23, 1934
        Certificate of Amendment            Filed June 18, 1937
        Certificate of Amendment            Filed September 29, 1939
        Certificate of Amendment            Filed March 15, 1940
        Certificate of Amendment            Filed March 10, 1942
        Certificate of Change of
          Resident Agent                    Filed April 23, 1946
        Certificate of Amendment            Filed April 25, 1947
        Certificate of Change of
          Resident Agent                    Filed May 23, 1947
        Certificate of Amendment            Filed June 15, 1949
        Certificate of Amendment            Filed July 6, 1955
        Certificate of Change of
          Resident Agent                    Filed July 6, 1955
        Certificate of Amendment            Filed November 13, 1957
        Certificate of Change of
          Resident Agent                    Filed June 19, 1963
        Certificate of Change of
          Resident Agent                    Filed September 21, 1966
        Certificate of Amendment            Filed April 8, 1968
        Certificate of Amendment            Filed April 13, 1970
        Certificate of Amendment            Filed April 8, 1974
        Agreement of Merger
          Amending Certificate
          of Incorporation                  Filed October 17, 1977
        Certificate of Amendment            Filed April 16, 1979
        Certificate of Amendment            Filed April 21, 1980
        Certificate of Amendment            Filed August 17, 1981
        Certificate of Amendment            Filed May 4, 1987
        Certificate of Amendment            Filed December 21, 1989
        Restated Certificate                Filed December 22, 1989

                     E. I. DU PONT DE NEMOURS AND COMPANY

                     RESTATED CERTIFICATE OF INCORPORATION



     E. I. du Pont de Nemours and Company, a corporation organized and existing under the Laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is E. I. du Pont de Nemours and Company. The date of filing its original Certificate of Incorporation with the Secretary of State was September 4, 1915.

     2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full.

     First: -- The name of the corporation is
     E. I. DU PONT DE NEMOURS AND COMPANY

     Second: -- The principal office of the corporation is to be located at No. 1007 Market Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its resident agent is E. I. du Pont de Nemours and Company, whose address is Room 8042, DuPont Building, No. 1007 Market Street, in the City of Wilmington, County of New Castle, State of Delaware 19898.

     Third: -- The nature of the business of the corporation and the objects and purposes proposed to be transacted, promoted or carried on by it, are as follows:

     (a) To manufacture, produce, prepare, experiment with, purchase, and otherwise acquire, import, export, sell, distribute, and otherwise dispose of, and generally to trade and deal in, in any manner whatsoever, (1) chemicals of every description, organic or inorganic, natural or synthetic, in the form of raw materials, intermediates, or finished products, and chemicals which may be used in the manufacture of any and all products of every kind whatsoever; and (2) chemical products of every kind and description.

     (b) To engage in research, exploration, laboratory and development work relating to any substance, compound or mixture, now known or which may hereafter be known, discovered or developed, and to perfect, develop, manufacture, use, apply and generally deal in any such substance, compound or mixture.

     (c) To purchase or otherwise acquire, hold, own, occupy, develop, improve, sell, dispose of and convey real property and any and every interest therein either within or without the State of Delaware and anywhere in the world; to extract, remove, produce or prepare from any such property any animal, vegetable, mineral or other product or material therein or thereon, either by agricultural pursuits, mining, quarrying, or by any other method or means now know or that may hereafter be discovered or invented, and to avail itself in every manner of each and every resource of such property by reducing it to proper form and by use, sale or other disposition thereof.

     (d) To erect, purchase, sell, lease, manage, occupy and improve buildings and to do and perform all things needful and lawful for the holding, development and improvement of the same for residence, trade and business purposes; to buy, own, operate, improve, lease and occupy, lands and buildings for hotels, apartment houses, dwelling houses, and business structures of all kinds, for the accommodation of the public and of individuals; to manage, operate, conduct, and carry on, hotels, apartment houses, dwelling houses, office buildings, restaurants, cafes, pharmacies, drug stores, theaters, and other places for the accommodation of the public and of individuals.

     (e) To manufacture, acquire, own, sell or otherwise dispose of all kinds of goods, merchandise and personal property of every nature whatsoever either within or without the State of Delaware and anywhere in the world.

     (f) To engage in all kinds of business, including the following but without excluding others: All manufacturing, milling, mining, quarrying, building, construction and industrial works and operations; development and utilization of every kind of power; the acquirement, construction, use, operation, sale and other disposition of all kinds of machinery, plants, factories, warehouses, elevators, buildings and other structures, bridges, wharves, docks, slips, dams, power works, water works, boats, ships, engines, cars, equipment and appliances, whether in connection with said business or other-wise, and generally the utilization of all instrumentalities, methods, processes and appliances, in all ways and by all means now known or which may hereafter be discovered or invented.

     (g) To apply for, obtain, register, purchase, lease or otherwise to acquire, and to hold, use, own, operate and introduce, and to sell, assign or otherwise to dispose of any trademarks, trade names, brands, copyrights, concessions, patents, inventions, formulae, improvements and processes used in connection with or secured under letters patent of the United States, or any other country, or otherwise, and to use, exercise, develop, grant licenses in respect of, or otherwise to turn to account any such trademarks, copyrights, concessions, patents, licenses, processes and the like, or any such property or rights.

     (h) To subscribe or cause to be subscribed for, and to purchase or otherwise acquire, hold for investment, or otherwise, sell, assign, transfer, mortgage, pledge, exchange, distribute or otherwise dispose of the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, goodwill, rights, assets and property of any and every kind whatsoever, or any part thereof of itself or any other corporation or corporations, stock companies, association or associations, now or hereafter existing, and whether created by or under the laws of the State of Delaware, or of any other state, district, territory or colony of the United States, or any other country or otherwise, and to use, operate, manage and control such properties or any of them, either in the name of such other corporation or corporations, stock company or association, or in the name of this corporation, and while owners of any of said shares of capital stock or bonds or other property to exercise all the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person for that purpose from time to time to the same extent as natural persons might or could do.

     (i) To endorse, guarantee and secure the payment and satisfaction of the bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, and shares of the capital stock of other corporations, and also to guarantee and secure the payment or satisfaction of dividends on shares of the capital stock of other corporations; also to undertake the whole or any part of the assets and liabilities, existing or prospective, of any person, firm or association, also to procure any other person or corporation to assume any such obligation or obligations.

     (j) Without in any particular limiting any of the objects and powers of the corporation, it is hereby expressly declared and provided that the corporation shall have power to do all the things hereinbefore enumerated, and also to issue or exchange stock, bonds and other obligations in payment for property purchased or acquired by it, or for any other object in or about its business; to borrow money without limit; to mortgage or pledge its franchises, real or personal property, income and profits accruing to it, any stocks, bonds or other obligations, or any property which may be acquired by it; to secure any bonds or other obligations by it issued or incurred; to guarantee any dividends, or bonds, or contracts, or other obligations; to make and perform contracts of any kind and description, and in carrying on its business, or for the purpose of attaining or furthering any of its objects, to do any and all other acts and things, and to exercise any and all other powers which a co-partnership or natural person could do and exercise, and which now or hereafter may be authorized by law in any part of the world.

     (k) To carry on any business whatsoever which the corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interests of the corporation or to enhance the value of its property; and it is the purpose of the corporation from time to time to do any one or more of the acts and things herein set forth; and it may conduct its business in other states, in the territories, the District of Columbia, the colonies and dependencies and in foreign countries and places;it may have one office or more than one office and keep the books of the company outside the State of Delaware, except as otherwise provided by law.

     Fourth: -- The total authorized stock of the corporation is as follows:

     The total number of shares of all classes of stock which the corporation shall have authority to issue shall be Nine Hundred Twenty-Three Million (923,000,000), of which Twenty-Three Million (23,000,000) shares shall be Preferred Stock without par value and Nine Hundred Million (900,000,000) shares shall be Common Stock having a par value of Sixty Cents ($0.60) each.

     I. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such designa-tion, preferences and relative, optional or other rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein, or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

     II. (a) The 1,688,850 shares of the corporation's Preferred Stock issued and outstanding on April 25, 1947, shall constitute a series of Preferred Stock, designated as "Preferred Stock - $4.50 Series" (hereinafter sometimes called the "$4.50 Series Stock"). The Board of Directors may from time to time authorize the issuance of additional shares of Preferred Stock as $4.50 Series Stock.

         (b) The shares of $4.50 Series Stock shall bear dividends at the rate of Four Dollars and Fifty Cents ($4.50) per annum from and after April 25, 1947, provided, however, that any shares of said Series issued after April 25, 1947 shall bear dividends from and after such date or dates as the Board of Directors from time to time may determine.

         (c) In the event of any liquidation or dissolution or winding-up of the corporation, whether voluntary or involuntary, the Preferred Stock - $4.50 Series shall entitle the holders thereof to be paid, in the event of any involuntary liquidation or dissolution or winding-up of the corporation, One Hundred Dollars ($100.00) per share with all unpaid accumulated dividends thereon to the date of such payment or, in the event of any voluntary liquidation or dissolution or winding-up of the corporation, One Hundred Fifteen Dollars ($115.00) per share with all unpaid accumulated dividends thereon to the date of such payment.

         (d) The Preferred Stock - $4.50 Series shall be subject to redemption on or before April 25, 1952 at One Hundred Twenty-Five Dollars ($125.00) per share and accumulated dividends thereon to the date of redemption, and thereafter at One Hundred Twenty Dollars ($120.00) per share and accumulated dividends thereon to the date of redemption, upon the terms and in the manner as hereinafter provided.

     III. Authority is hereby expressly granted to the Board of Directors of the corporation, subject to the provisions of this Article FOURTH, to authorize the issue of one or more series of Preferred Stock in addition to the $4.50 Series and with respect to each such series to fix by resolution or resolutions providing for the issue of such series:

         (a) The number of shares to constitute such series and the distinctive designation thereof;

         (b) The dividend rate on the shares of such series and the date or dates from which dividends shall accumulate;

         (c) The amount per share over and above any accumulated dividends thereon which the shares of such series shall be entitled to receive upon redemption;

         (d) The amount per share over and above accumulated dividends which such series shall be entitled to receive (1) upon involuntary liquidation or dissolution or winding-up of the corporation, which amount shall not exceed $100.00 a share, and
             (2) upon voluntary liquidation or dissolution or winding-up of the corporation; and

         (e) The rights, if any, which the shares of such series may have for conversion into shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation.

     All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which the initial dividends thereon shall accumulate; and all series shall rank equally and be identical in all respects, except as permitted in the foregoing provisions of this Section III.

     IV. The Preferred Stock shall entitle the holders thereof to receive, when and as declared from the surplus or net earnings of the corporation, cumulative dividends, payable quarterly on such dates as the Board of Directors may determine, at the rates fixed herein or fixed by the Board of Directors for the respective series, as herein provided, and no more, which dividends shall be paid or set apart before any dividend shall be set apart or paid on the Common Stock. The dividend payment dates for all series of Preferred Stock shall be the same and no dividends shall be declared on any series in respect of any quarterly dividend payment unless there shall likewise be or have been declared on all shares of Preferred Stock of each other series at the time outstanding like proportionate dividends ratably in proportion to the respective annual dividend rates fixed therefor.

     V. In the event of any liquidation or dissolution or winding-up of the corporation, whether voluntary or involuntary, the Preferred Stock shall entitle the holders thereof to be paid the amounts fixed herein or fixed by the Board of Directors for the respective series as herein provided, including all unpaid accumulated dividends thereon to the date of such payment, before any amount shall be paid to the holders of the Common Stock of the corporation.

     Such payments to the holders of the Preferred Stock shall be made without preference or priority of one series over any other series and shall be made before any amount shall be paid to the holders of the Common Stock. If the assets of the corporation distributable upon any such liquidation or dissolu-tion or winding-up of the corporation shall be insufficient to permit the payments to the holders of the Preferred Stock of the full amounts above provided for, including an amount equivalent to all unpaid accumulated dividends as aforesaid, the said assets shall be allocated to the respective series of Preferred Stock in the ratios that such aggregate liquidation value of the issued shares of each series bears to the aggregate liquidation value of the issued shares of all series of Preferred Stock as fixed for the respective series of Preferred Stock in the Certificate of Incorporation or in the resolution or resolutions of the Board of Directors providing for the issuance of the respective series, and shall be distributed among the holders of the respective series of Preferred Stock according to their respective shares.

     VI. The Preferred Stock of any series shall be subject to redemption at any time in whole or in part at the amount fixed herein, or fixed by the Board of Directors as herein provided, for the redemption of such series including an amount equivalent to all unpaid accumulated dividends thereon, upon not less than sixty days' notice addressed to the respective holders of record of the stock to be redeemed at their addresses as the same shall appear on the stock transfer records of the corporation in such manner as the Board of Directors shall determine.

     VII. The holders of the Preferred Stock shall have no voting power on any questions whatsoever except as otherwise provided by law, and except that in the event that the corporation shall fail to pay any dividend on the Preferred Stock when it regularly becomes due and such default shall continue for the period of six (6) months, then until but not after such time as accumulated and unpaid dividends on all outstanding Preferred Stock of all series shall have been paid, the holders of the outstanding Preferred Stock shall have the exclusive right, voting separately and as a class, to elect two directors or, if the total number of directors of the corpora-tion be only three, then only one director, at each meeting of the stockholders of the corporation held for the purpose of electing directors. At all meetings of stockholders held for the purpose of electing directors at which the holders of

Preferred Stock shall have the exclusive right, voting separately and as a class, to elect any directors as aforesaid, the presence in person or by proxy of the holders of a majority of the outstanding shares of Preferred Stock shall be required to constitute a quorum of such class for the election of any directors by holders of Preferred Stock, as a class, provided, however, that the absence of a quorum of the holders of Preferred Stock shall not prevent the election at any such meeting or adjournment thereof of the remaining directors for whose election a class vote of the holders of Preferred Stock is not required, if the necessary quorum of the stockholders entitled to vote in the election of such remaining directors is present in person or by proxy in accordance with the by-laws of the corporation; and provided further, that in the absence of a quorum of the holders of Preferred Stock, a majority of those holders of such Preferred Stock who are present in person or by proxy shall have power to adjourn the election of those directors to be elected by their class from time to time without notice other than announcement at the meeting until the requisite amount of holders of Preferred Stock shall be present in person or by proxy.

     The holders of Common Stock shall have the right to vote on all questions to the exclusion of all other stockholders except as hereinbefore specifically stated.

     VIII. Whenever, at any time, full accumulated dividends as aforesaid for all past dividend periods and for the current dividend period shall have been paid, or declared and set apart for payment, on the then outstanding Preferred Stock, the Board of Directors may declare dividends on the Common Stock of the corporation.

     IX. Upon any liquidation or dissolution or winding-up of the corporation, whether voluntary or involuntary, the assets and funds of the corporation remaining, after the payments have been made to the holders of the Preferred Stock, as provided in
Section V hereof, shall be divided and paid to the holders of the Common Stock according to their respective shares.

     X.  From time to time the Preferred Stock or the Common
Stock may be increased according to law.

     XI. From time to time the Preferred Stock and the Common Stock may be issued in such amounts and proportions and for such consideration as may be fixed by the Board of Directors, or, in the case of Common Stock issued upon the exercise of the options referred to in Section XIII hereof, as provided in such Section.

     XII. No stockholder of the corporation, of whatever class or series, shall have any preemptive or preferential right of subscription to any shares of any series of the Preferred Stock of the corporation, authorized hereunder or under any amendment hereof, or to any obligations convertible into said Preferred Stock of any series of the corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors of the corporation in its discretion from time to time may determine, and the Board of Directors may issue said Preferred Stock of any series of the corporation, or obligations convertible into said Preferred Stock of any series, without offering said Preferred Stock, or said obligations, either in whole or in part, to any stockholders of the corporation.

     No holder of any shares of the Preferred Stock of any series of the corporation shall have any preemptive or preferen-tial right of subscription to any shares of stock of any class of the corporation, or to any obligations convertible into shares of stock of any class of the corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors of the corporation in its discretion from time to time may determine.

     XIII. The Board of Directors may create and issue to employees (including officers and directors) of this corpora-tion, or of any corporation in which this corporation shall directly or indirectly own fifty percent or more of the voting stock, options to purchase the corporation's Common Stock in accordance with the terms of any duly adopted compensation plan. The sales of stock so optioned may be unissued, or issued and reacquired shares of Common Stock of the corporation, as shall be determined by the Board of Directors, and the Board shall have power to take all action necessary and appropriate in connection with any such issuance or sale of shares. The options shall be evidenced by such instruments as shall be approved by the Board of Directors. The terms upon which, the time or times at or within which, and the consideration for which such options may be issued, and for which any shares of stock may be issued or sold by the corporation upon the exercise of such options, shall be such as shall be stated in the resolution or resolutions adopted by the Board of Directors providing for the creation and issuance of such options and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such options. The judgment of the Board of Directors as to the consideration and suffi-ciency thereof for the issuance of such options and for the issuance or sale of stock pursuant to the exercise thereof shall be conclusive.

     Any standing committee duly designated by resolution passed by a majority of the whole Board of Directors and consisting of two or more of the directors, shall have and may exercise any or all of the rights, powers and functions of the Board of Directors specified in this Section XIII, or otherwise pertain-ing to any duly adopted compensation plan, to the extent provided in a resolution passed by a majority of the whole Board or in the By-Laws of the corporation.

     XIV. The amount of capital stock with which this corporation will commence business is Seventy-Five Hundred
Dollars ($7,500).

     Fifth: -- The names and places of residence of each of the original subscribers to the capital stock and the number of shares subscribed for by each are as follows:

                                                    Number
          Name                 Residence           of Shares
    -----------------     -------------------      ---------
    Pierre S. du Pont     Christiana Hundred,
                            Delaware                  25
    John J. Raskob        Brandywine Hundred,
                            Delaware                  25
    John P. Laffey        Wilmington, Delaware        25

     Sixth: -- The corporation is to have perpetual existence.

     Seventh: -- The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     Eighth: -- The number of the directors of the corporation shall be fixed from time to time by the by-laws and the number may be increased or decreased as therein provided.

     In case of any increase in the number of directors the additional directors shall be elected as provided by the By-Laws by the directors or by the stockholders at an annual or special meeting.

     In case of any vacancy in the Board of Directors for any cause the remaining Directors by affirmative vote of a majority of the whole Board of Directors may elect a successor to hold office for the unexpired term of the Director whose place is vacant and until the election of his successor.

     In furtherance, but not in limitation of the powers conferred by law, the Board of Directors are expressly authorized:

     (a) To hold their meetings outside of the State of Delaware at such places as from time to time may be designated by the By-Laws or by resolution of the Board. The By-Laws may prescribe the number of directors necessary to constitute a quorum of the Board of Directors, which number may be less than a majority of the whole number of directors.

     (b) To appoint the regular officers of the corporation, and such other officers as they may deem necessary for the proper conduct of the business of the Company.

     (c) To remove at any time any officer elected or appointed by the Board of Directors but only by the affirmative vote of a majority of the whole Board of Directors.

     (d) To remove any other officer or employee of the corporation or to confer such power on any committee or superior officer of the corporation, unless such removals are otherwise regulated by the By-Laws.

     (e) To appoint standing committees by the affirmative vote of a majority of the whole Board, and such standing committees shall have and may exercise such powers as shall be conferred or authorized by the By-Laws.

     (f) To issue the stock of every class in such amounts and proportions as they may determine up to the total amount of the authorized capital stock or any increase thereof, subject, however, to the provisions of this certificate.

     (g) From time to time to fix and determine and to vary the sum to be reserved over and above its capital stock paid in as working capital before declaring any dividends among its stock-holders; to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in; to fix the time of declaring and paying any dividend, and, unless otherwise provided in the By-Laws, to determine the amount of any dividend. All sums reserved as working capital or otherwise may be applied from time to time to the acquisition or purchase of its bonds or other obligations or shares of its own capital stock or other property to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient, and neither the stock, bonds or other property so acquired shall be regarded as accumulated profits for the purpose of declaring or paying dividends unless otherwise determined by the Board of Directors, but shares of such capital stock so purchased or acquired may be resold, unless such shares shall have been retired for the purpose of decreasing the Company's capital stock as provided by law.

     (h) From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stock-holders, and no stockholders shall have any right to inspect any account or book or document of the corporation, except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

     (i) Subject always to By-Laws made by the stockholders, to make By-Laws; and, from time to time, to alter, amend or repeal any By-Laws; but any By-Laws made by the Board of Directors may be altered or repealed by the stockholders at any annual meeting, or at any special meeting, provided notice of such proposed alteration or repeal be included in the notice of the meeting.

     (j) With the written assent, without a meeting of the holders of two-thirds of its stock, or pursuant to the affirmative vote, in person or by proxy, at any meeting called as provided in the By-Laws, of the holders of two-thirds of its stock, issued and outstanding, the Board of Directors may sell, convey, assign, transfer or otherwise dispose of, the property, assets, rights and privileges of the corporation as an entirety, for such consideration and on such terms as they may determine.

     Ninth: -- A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of Delaware is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the full extent permitted by the General Corporation Law of Delaware, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation exist-ing at the time of such repeal or modification.

     4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     5. This Restated Certificate of Incorporation shall be effective at 5:00 p.m. Eastern Standard Time on December 22,
1989.

     IN WITNESS WHEREOF, said E. I. du Pont de Nemours and Company has caused this certificate to be signed by John F. Schmutz, its Senior Vice President and General Counsel, and attested by Roger W. Arrington, its Secretary, this 21st day of December, 1989.


                        E. I. DU PONT DE NEMOURS AND COMPANY

                    By:             JOHN F. SCHMUTZ
                       ----------------------------------------
                       Senior Vice President and General Counsel


ATTEST:

By:   R. W. Arrington
   -------------------------
         Secretary


     I hereby certify that the within and foregoing is a true and correct copy of the Restated Certificate of Incorporation of
E. I. du Pont de Nemours and Company.

     Witness my hand and the corporate seal of the Company
this             day of           19  .


                                    -------------------------
                                            Secretary

                  PREFERRED STOCK - $3.50 SERIES



     Certificate Authorizing the
       Issue of Preferred
       Stock - $3.50 Series           Filed April 30, 1947

     Certificate Decreasing the
       Number of Authorized
       Shares of Preferred
       Stock - $3.50 Series           Filed July 6, 1955

          CERTIFICATE SETTING FORTH COPY OF RESOLUTION
                  OF THE BOARD OF DIRECTORS OF
              E. I. DU PONT DE NEMOURS AND COMPANY
             ESTABLISHING AND AUTHORIZING THE ISSUE
          OF A NEW SERIES OF PREFERRED STOCK DESIGNATED
                "PREFERRED STOCK - $3.50 SERIES"

        (Pursuant to Section 13 of the General Corporation Law of the State of Delaware and of the Certificate of Incorporation, as
              amended, of E. I. du Pont de Nemours and Company)

- --------------------------------------------------------------------------------

     We, W. J. Beadle, a Vice-President, and W. F. Raskob,
Secretary, of E. I. du Pont de Nemours and Company, a corporation of the State of Delaware, do hereby certify under the seal of said Corporation as follows:

     That at a special meeting of the Board of Directors of the Corporation duly called for the consideration of the resolutions hereinafter set forth and on notice thereof duly given in accordance with the By-Laws of the Corporation and with the laws of the State of Delaware, and held on April 29, 1947, and pursuant to power and authority expressly vested in the Board of Directors by the provisions of the General Corporation Law of the State of Delaware and Article FOURTH of the Certificate of Incorporation, as amended, of E. I. du Pont de Nemours and Company, the Board of Directors duly adopted the following resolutions:

          "RESOLVED that the Board of Directors hereby establishes and authorizes the issue of a new series of Preferred Stock without par value of the corporation and hereby fixes the designation, the number of shares to be issued, the dividend rate, the redemption price and the amount payable upon liquidation or dissolution or winding-up of the corporation with respect to such new series of Preferred Stock without par value as follows, such attributes to be in addition to the other provisions set forth in Article Fourth of the Certificate of Incorporation as amended, which are applicable to all shares of Preferred Stock without par value irrespective of any variations between the shares of Preferred Stock without par value of the different series:

               (a) The new series of Preferred Stock without par value established by this resolution is hereby designated Preferred Stock - $3.50 Series;

               (b) Preferred Stock - $3.50 Series be and hereby is authorized to be issued in the amount of 1,000,000 shares;

               (c) The dividend rate on the Preferred Stock - $3.50 Series shall be $3.50 per share per annum and no more, and dividends on the 1,000,000 shares of Preferred Stock - $3.50 Series herein authorized to be issued shall accumulate from and after April 25, 1947;

               (d) The amount per share over and above any accumulated dividends thereon which the shares of Preferred Stock - $3.50 Series shall be entitled to receive upon redemption is as follows: if redeemed on or before
          April 25, 1952, $107.00 a share; thereafter on or before April 25, 1955, $106.00 a share; thereafter on or before April 25, 1958, $105.00 a share; thereafter on or before April 25, 1961, $104.00 a share; thereafter on or before April 25, 1964, $103.00 a share; and thereafter, $102.00 a share; and

               (e) The amount per share over and above
          accumulated dividends which the shares of Preferred Stock - $3.50 Series shall be entitled to receive upon involuntary liquidation or dissolution or winding-up of the corporation is $100.00 a share, and upon voluntary liquidation or dissolution or winding-up of the corporation is $107.00 a share.

               FURTHER RESOLVED that a certificate setting forth a copy of the foregoing resolution providing for the establishment and issue of 1,000,000 shares of Preferred Stock - $3.50 Series shall be made under the seal of the corporation, signed by the President or a Vice-President and by the Secretary or an Assistant Secretary of the corporation, acknowledged by such President or Vice-President before an officer authorized by the laws of Delaware to take acknowledg-ments of deeds, and shall be filed and a copy thereof shall be recorded pursuant to and in the manner provided pursuant to and in the manner provided by
          Section 13 of the Delaware Corporation Law."

     IN WITNESS WHEREOF, we have hereunto signed this certificate and have caused the corporate seal of the Corporation to be hereunto affixed this 29th day of April, A.D.
1947.


                           E. I. DU PONT DE NEMOURS AND COMPANY

                                    By:   W. J. Beadle
                                         Vice-President

Attest:
W. F. Raskob
 Secretary





- ------------------------------------
  E. I. DU PONT DE NEMOURS AND CO.
            FOUNDED 1802
                SEAL
              DELAWARE

- ------------------------------------

STATE OF DELAWARE      } ss
  COUNTY OF NEW CASTLE }


     BE IT REMEMBERED, that on this 29th day of April, A.D. 1947, before the subscriber, a Notary Public in and for the State and County aforesaid, authorized by the laws of Delaware to take acknowledgments of deeds, personally appeared W. J. Beadle, Vice-President of E. I. du Pont de Nemours and Company, the Corporation mentioned in and which executed the foregoing Certificate, known to me personally to be such, and he, the said
W. J. Beadle, as such Vice-President, acknowledged the said Certificate to be his act and deed and the act and deed of said Corporation, and that the seal thereto affixed is the common and corporate seal of said Corporation duly affixed by its authority, and that his act of executing, acknowledging and delivering said Certificate was duly authorized by the Board of Directors of said Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this Certificate above written.


                                                   J. H. CASSIDY
                                                   Notary Public
- --------------------------
      J. H. CASSIDY
      Notary Public
  Appointed July 3, 1946
      For Two Years
        Delaware
- --------------------------

          CERTIFICATE SETTING FORTH COPY OF RESOLUTION
                  OF THE BOARD OF DIRECTORS OF
              E. I. DU PONT DE NEMOURS AND COMPANY
           DECREASING THE AUTHORIZED NUMBER OF SHARES
                OF PREFERRED STOCK - $3.50 SERIES
                   FROM ONE MILLION SHARES TO
                  SEVEN HUNDRED THOUSAND SHARES

         (Pursuant to Section 151(g) of the General Corporation Law
       of the State of Delaware and the Certificate of Incorporation,
            as amended, of E. I. du Pont de Nemours and Company)

- --------------------------------------------------------------------------------


     We, L. du P. Copeland, a Vice-President, and F. G. Hess,
Assistant Secretary, of E. I. du Pont de Nemours and Company, a corporation of the State of Delaware, DO HEREBY CERTIFY under the seal of said Corporation as follows:

     That at a meeting of the Board of Directors of the Corporation duly called, and held on the 20th day of June, 1955, in accordance with the By-Laws of the Corporation and with the laws of the State of Delaware, and pursuant to power and authority expressly vested in the Board of Directors by the provisions of the General Corporation Law of the State of Delaware and Article Fourth of the Certificate of Incorporation, as amended, of E. I. du Pont de Nemours and Company, the Board of Directors duly adopted the following resolution:

          "RESOLVED, by the Board of Directors of this Company that pursuant to authority expressly vested in it by the provisions of this Company's Certificate of Incorporation, as amended, the Series of 1,000,000 shares of Preferred Stock, without par value, designated 'Preferred Stock - $3.50 Series' (provided for in a resolution of the Board of Directors of this Company adopted April 29, 1947 and a certificate therefor duly filed and a copy thereof duly recorded) shall be and stand decreased by 300,000 shares of said 'Preferred Stock - $3.50 Series,' that have been duly retired and are not now outstanding, to 700,000 shares thereof by a certificate hereby authorized and directed to be made, signed, acknowledged and filed, and a copy thereof recorded in accordance with the provisions of Title 8,
     Section 151 of the Revised Code of Delaware of 1953, setting forth a statement that a decrease in said Series of 1,000,000 shares of 'Preferred Stock - $3.50 Series' by 300,000 shares thereof not now outstanding, to 700,000 shares of said 'Preferred Stock - $3.50 Series' without par value, had been authorized and directed by a resolution duly adopted by the Board of Directors of this Company on the 20th day of June 1955."

     IN WITNESS WHEREOF, we have hereunto signed this certifi-cate and have caused the corporate seal of the Corporation to be hereunto affixed this 20th day of June, A.D. 1955.


                           E. I. DU PONT DE NEMOURS AND COMPANY


                                  By:  L. DU P. COPELAND
                                        Vice-President

Attest:
  F. G. HESS
Asst. Secretary




- ------------------------------------
  E. I. DU PONT DE NEMOURS AND CO.
            FOUNDED 1802
                SEAL
              DELAWARE
- ------------------------------------

STATE OF DELAWARE      } ss
  COUNTY OF NEW CASTLE }


     BE IT REMEMBERED, that on this 20th day of June, A.D. 1955, before the subscriber, a Notary Public in and for the State and County aforesaid, authorized by the laws of Delaware to take acknowledgments of deeds, personally appeared L. du P. Copeland, Vice-President of E. I. du Pont de Nemours and Company, the Corporation mentioned in and which executed the foregoing Certificate, known to me personally to be such, and he, the said
L. du P. Copeland, as such Vice-President, acknowledged the said Certificate to be his act and deed and the act and deed of said Corporation, and that the seal thereto affixed is the common and corporate seal of said Corporation duly affixed by its authority, and that his act of executing, acknowledging and delivering said Certificate was duly authorized by the Board of Directors of said Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this Certificate above written.


                                            RICHARD H. TALLANT
                                              Notary Public


- -----------------------------
     RICHARD H. TALLANT
        Notary Public
  Appointed October 5, 1953
        For Two Years
          Delaware
- -----------------------------